UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
____________________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  December 12, 2011

____________________

Sun Life Assurance Company of Canada (U.S.)

(Exact Name of Registrant as Specified in Charter)

____________________

Delaware
2-99959, 33-29851, 33-31711, 33-41858,
33-43008, 33-58853, 333-01783, 333-11699,
333-77041, 333-62837, 333-45923, 333-88069,
333-39306,333-46566, 333-82816, 333-82824,
333-111636, 333-130699, 333-130703,
333-130704, 333-133684, 333-133685,
333-133686, 333-144903-01, 333-144908-01,
333-144911-01, 333-144912-01, 333-155716,
333-155726, 333-155791, 333-155792,
333-155793, 333-155797, 333-156303,
333-156304, 333-156308, 333-160605,
333-160606, 333-160607, 333-169558-01
333-169559-01, 333-169560-01 and
333-169561-01
04-2461439
(State or Other Jurisdiction of Incorporation)	(Commission File Numbers)	(I.R.S. Employer Identification No.)

One Sun Life Executive Park, Wellesley Hills, Massachusetts	02481
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (781) 237-6030

Not applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.05 Costs Associated with Exit or Disposal Activities.

(a) On December 12, 2011, Sun Life Financial Inc. (“SLF”) announced the completion of a major strategic review of its businesses.  The Company is a wholly-owned indirect subsidiary of SLF.  As a result of this strategic review, SLF announced that it will close its domestic U.S. variable annuity and individual life products to new sales effective December 30, 2011.  The Company, therefore, is committed to closing its variable annuity and individual life products to new sales effective December 30, 2011, and its corporate-owned life insurance will be closed to new sales effective January 31, 2012.

The decision to discontinue sales in these lines of business is based on unfavorable product economics which, due to ongoing shifts in capital markets and regulatory requirements, no longer enhance shareholder value.  This decision reflects SLF’s intensified focus on reducing volatility and improving the return on shareholders’ equity by shifting capital to businesses with superior growth, risk and return characteristics.

The decision to stop selling variable annuity and individual life products in the U.S. will not impact existing customers and their policies.  The Company will continue to provide quality service to its policyholders, while focusing on the profitability, capital efficiency and risk management of its in-force business.

(b) - (d).  The estimated one-time transition cost for SLF associated with the discontinuation of these products is approximately $75 to $100 million on a pre-tax basis.  The estimated portion of this cost, related primarily to employee severance and other benefits, which will be allocated to the Company is approximately $23 to $31 million on a pre-tax basis, all of which is expected to be paid in the form of future cash expenditures.

Item 8.01 Other Events.

On December 13, 2011, Standard and Poor’s lowered its financial strength ratings of the Company and its subsidiary, Sun Life Insurance and Annuity Company of New York, to A- from AA- and placed the ratings on CreditWatch with negative implications.   This rating action was based upon SLF’s announcement on December 12, 2011 described in Item 2.05(a) above.  Financial strength ratings represent the opinions of rating agencies regarding the financial ability of an insurance company to meet its obligations under insurance policies.  A material downgrade in the Company’s financial strength ratings may have an adverse effect on its financial condition and results of operations through higher levels of surrenders and withdrawals and higher reinsurance costs.

For additional information concerning the Company's risk factors, including Financial Strength and Credit Ratings Risk, please refer to Part I, Item IA, Risk Factors, in the Company's annual report on Form 10-K for the year ended December 31, 2010.

Cautionary Statement

This current report on Form 8-K contains certain forward-looking statements by the Company under the Private Securities Litigation Reform Act of 1995.  These statements are not matters of historical fact; they relate to such topics as the expected timing of the exit activities, the magnitude of the costs expected to be incurred in connection with the action, expected future cash expenditures, and the potential impact of a downgrade in the Company’s financial strength ratings.  It is important to understand that these forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from those that the statements anticipate, including but not limited to the risk that our estimates regarding the magnitude of the costs and cash expenditures could turn out to be inaccurate, as well as the additional risks set forth in Part I, Item IA, Risk Factors, in the Company's annual report on Form 10-K for the year ended December 31, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned duly authorized.

Sun Life Assurance Company of Canada (U.S.)
(Registrant)

Date: December 15, 2011	By: /s/ LARRY R. MADGE
Larry R. Madge
Senior Vice President and Chief Financial Officer